Exhibit 99.2
Pueblo Midstream Gas Corporation
Consolidated Financial Statements for the Year
Ended December 31, 2006 and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Pueblo Midstream Gas Corporation
We have audited the accompanying consolidated balance sheet of Pueblo Midstream Gas Corporation and subsidiary (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ equity and accumulated other comprehensive income (loss), and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Pueblo Midstream Gas Corporation and subsidiary at December 31, 2006 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP

Denver, Colorado
May 10, 2007

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED BALANCE SHEET

December 31,
2006
ASSETS

Current assets
Cash and equivalents	$2,000
Accounts receivable	1,124,010
Deferred taxes	20,548
Prepayments and other	83,773

1,230,331

Property, plant and equipment	19,718,453
Accumulated depreciation	(4,301,904)

15,416,549

Total assets	$16,646,880

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,662,385
Hedging liabilities	58,168

Total liabilities	1,720,553

Note payable, related party	1,029,513
Deferred taxes	4,573,280

Stockholders’ equity
Common stock, 2,500,000 shares authorized 588,600 shares issued and outstanding	7,324,824
Retained earnings	2,036,330
Accumulated other comprehensive loss	(37,620)

Total Stockholders’ equity	9,323,534

Total	$16,646,880

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended
December 31,
2006
Revenues
Sale of Natural Gas Liquids	$8,936,886
Sale of Natural Gas	4,647,755
Gathering, compression and treating fees	1,682,191
Realized loss on hedging activities	(1,173,687)
Other	186,346

14,279,491

Expenses
Cost of sales (excluding depreciation and amortization)	7,924,778
Operations	2,320,689
General and administrative	847,632
Interest	264,111
Depreciation and amortization	1,334,581

12,691,791

Income before income taxes	1,587,700

Provision (benefit) for income taxes
Current	578,688
Deferred	(336,548)

242,140

Net income	$1,345,560

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

				Accumulated
	Common Stock		Retained	Other Comprehensive
	Shares	Amount	Earnings	Income (Loss)	Total
Balance at December 31, 2005	588,600	$7,324,824	$690,770	$(673,434)	$7,342,160

Net income	—	—	1,345,560	—	1,345,560
Hedge settlements reclassed to income	—	—	—	1,173,687	1,173,687
Change in value of hedges, net of tax	—	—	—	(537,873)	(537,873)

Total comprehensive income					1,981,374

Balance at December 31, 2006	588,600	$7,324,824	$2,036,330	$(37,620)	$9,323,534

PUEBLO MIDSTREAM GAS CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended
December 31,
2006
Operating activities
Net income	$1,345,560
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,342,502
Deferred income taxes	(324,670)

Subtotal	2,363,392
Changes in current and other assets and liabilities
Decrease in
Accounts receivable	639,202
Prepayments and other	11,308
Decrease in
Accounts payable and accrued liabilities	(167,484)

Net cash provided by operations	2,846,418

Investing activities
Property, plant and equipment	(31,928)

Financing activities
Repayment of related party note	(2,814,490)

Increase (decrease) in cash	—
Cash and equivalents, beginning of year	2,000

Cash and equivalents, end of year	$2,000

Cash paid for interest	$255,241
Cash paid for income taxes	$127,772

PUEBLO MIDSTREAM GAS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006
1.	ORGANIZATION
     Pueblo Midstream Gas Corporation (the “Company” or “Pueblo”) is a Texas corporation formed on November 8, 1999. The Company is engaged in natural gas gathering and processing as well as the marketing of natural gas and natural gas liquids (“NGL”). Pueblo owns the Fashing Gas Plant, a 75 MMcf a day capacity gas processing facility in Atascosa County, Texas and certain associated gathering lines. The Company gathers, processes and treats gas from the Fashing field. Pueblo was sold to Regency Energy Partners LP for $54.5 million in April 2007.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation
     The accompanying consolidated financial statements present the operations of the Company and its subsidiary, Pueblo Energy Marketing, Inc. All intercompany transactions have been eliminated.
Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period, as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimated.
Cash and Equivalents
     All liquid investments with maturities of three months or less at the time of purchase are classified as cash equivalents.
Revenue Recognition
     The Company recognizes revenues on sales of NGL and natural gas upon delivery. The Company receives fees for gathering, treating and compression, recognizing this revenue when services are provided. For gas processing, the Company retains a percentage of the NGL and residue gas produced and recognizes revenue when the NGL and residue gas is sold.

Property, Plant and Equipment
     Property, plant and equipment are recorded at cost. Depreciation is provided on the straight-line method over estimated useful lives. The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Through December 31, 2006, no adjustments to asset values had been required. Set forth below are the Property, plant and equipment balances at December 31, 2006:

	December 31, 2006
	Useful		Accumulated
	Life	Gross	Depreciation	Net
Property, Plant and Equipment
Plant	15	$15,449,734	$3,328,421	$12,121,313
Gathering system	15	3,824,257	836,353	2,987,904
Buildings and equipment	15	305,083	66,656	238,427
Furniture and fixtures	3	40,000	40,000	—
Vehicles	3	49,379	30,474	18,905
Land	—	50,000	—	50,000

Total		$19,718,453	$4,301,904	$15,416,549

Income Taxes
     Pueblo is a Corporation and is subject to income taxes and accounts for them in accordance with SFAS 109, Accounting for Income Taxes. The effective income tax rate of Pueblo is different from the statutory federal tax rate primarily due to the provision for state taxes, which in 2006 were reduced when the state of Texas implemented its new “margin tax”. Our deferred taxes were adjusted to reflect this change. Deferred tax liability is due to differences between the carrying value of assets and liabilities on the financial statements and their tax basis.
     Set forth below is the Company’s estimated deferred tax liability.

December 31,
2006
Deferred tax assets
Derivative instruments	$20,548
Other	44,993

Deferred tax liabilities
Property, plant and equipment	(4,618,273)

Net deferred tax liability	(4,552,732)
Current deferred tax asset	20,548

Non current deferred tax liability	$(4,573,280)

Fair Value of Financial Instruments
     The estimated fair value of financial instruments, which consist of cash and equivalents, receivables, payables and related party note, is determined in accordance with SFAS No. 107, Fair Value of Financial Instruments. The carrying values of these instruments are all believed to approximate fair value due to their short maturity or floating rate structure.
Derivative Instruments and Hedging Activities
     The Company has entered into commodity swaps to hedge a portion of its exposure to NGL price fluctuations. The Company follows SFAS No. 133, Accounting for Derivative Investments and Hedging Activities, which requires that all derivative instruments be recognized as assets or liabilities on the balance sheet at fair value. Gains or losses on hedges are included in monthly revenues in the period the hedges expire. In 2006, losses on hedges of $1,173,687 were recognized and included in NGL Sales. Open swaps are valued at market and unrealized gains or losses are included in other comprehensive income (loss). The fair value of open commodity hedges resulted in unrealized hedging losses of $58,168, or net of tax $37,620, at December 31, 2006. Hedged volumes at December 31, 2006 were approximately 23% of projected 2007 equity NGL volumes.
Other Comprehensive Income
     The Company follows SFAS No. 130, Reporting Comprehensive Income. Other Comprehesive income is the value of commodity hedges recorded as unrealized hedging losses. At December 31, 2006, these hedges had unrealized losses, net of tax of $37,620.
Concentration of Credit Risk
     Concentrations of credit risk principally involve accounts receivable. Revenues in 2006 included sales to two customers representing 59% and 37% of revenues. The Company periodically reviews customers’ creditworthiness and, at times, enters into special arrangements with them including requiring letters of credit or guarantees. Management believes the loss of any individual customer would not have a long-term material adverse impact on the Company’s financial position or results of operations.
Intangibles
     Loan fees of $59,638 were paid in 2003 and were being amortized over the original expected life of the loans, which were to expire in August 2006 and August 2008. Because the term loan was fully paid in the first quarter of 2006, these fees were fully expensed at that time. Amortization of loan fees in 2006 of $7,924 is included in Interest expense.

New Accounting Pronouncements
     In September 2006, the FASB issued Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, which seeks to reduce the diversity in practice associated with the accounting and reporting for uncertainty in income tax positions. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company will adopt the new requirements in its 2007 fiscal year. The cumulative effects, if any, of adopting FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. The Company has not yet determined the impact, if any, of adopting FIN 48 on its consolidated financial statements.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. The Company must adopt these new requirements no later than its 2008 fiscal year. The Company has not yet determined the effect on the Company’s consolidated financial statements, if any, upon adoption of SFAS 157.
3.	LONG TERM DEBT
     The Company is a co-borrower along with its parent Bear Cub Investments, LLC (“BCI) under a credit agreement with Bank of Oklahoma, N.A. (the “Bank”). The agreement provided an $11 million term loan maturing in August 2008 and a $10 million revolving credit facility maturing in August 2006. All debt on the loans is recorded on the books of BCI. At December 31, 2006, BCI had no outstanding balance on its loans with the Bank. Pueblo paid a share of the loan origination fees associated with the credit facility with the Bank. (See note 2, Intangibles). Pueblo also pays one half of quarterly Bank facility charges. The amount paid in 2006 was $24,096 included in interest expense. All material assets of the Company secure the bank loans. In February 2007, Pueblo was removed as a borrower on all bank loans and related documents and all of Pueblo’s assets were released from collateral.
     Pueblo has a loan agreement with BCI to borrow up to a maximum of $8 million with a maturity date of September 30, 2008 and an interest rate of prime plus .5%. Interest expense for the year 2006 was $232,096. At December 31, 2006 the outstanding balance was $1,029,513. The note was paid in full and cancelled in March 2007.
4.	COMMITMENTS AND CONTINGENCIES
     When BCI acquired Pueblo, the seller identified certain environmental contamination at the Fashing facility and deposited $250,000 in escrow to pay for the cleanup. An environmental consulting firm continues to work to determine the scope of the environmental damage and its remediation. The Company has remediated portions of the contamination and submitted a remediation plan to the Texas Railroad Commission in December 2006. At December 31, 2006, the Company has utilized all of the escrow funds plus $122,632. It anticipates spending an additional $200,000. The Company has a pollution insurance policy with a $500,000 deductible, including escrowed funds.

Therefore, the Company estimates its future out of pocket expenses relating to the remediation of the plant site to be limited to $127,368 as that will bring its expenditures to $500,000. All costs above this amount, if any, should be covered by insurance. At December 31, 2006, the Company accrued the $127,368 expense in operational expense and as a current liability. The Company did not record a conditional asset retirement obligation (“ARO”) related to its Fashing gas processing plant, gathering lines and certain other assets because the Company’s agreements and contracts do not include remediation requirements.
     From time to time, Pueblo is involved in legal and administrative proceedings or claims that arise in the ordinary course. While such matters always contain an element of uncertainty, management does not believe these matters individually or in aggregate will have a material adverse effect on the Company’s financial condition or results of operations.
5.	RELATED PARTY TRANSACTIONS
     The Company paid BCI a management fee of $65,520 per month totaling $786,240 in 2006 included in General and administrative expense. In addition, BCI charges the Company for all direct field employee salaries and benefits. In 2006, this charge totaled $1,042,314 and is included in Operations expense. At December 31, 2006, the Company had a current Note payable to BCI for $1,029,513 which was paid in full in March 2007. Interest expense paid to BCI in 2006 was $232,096. In addition, Pueblo paid a portion of the Bank quarterly facility fee totaling $24,091, included in Interest expense.
6.	SUBSEQUENT EVENTS
     In March 2007, BCI distributed to its members 100% of the stock of Pueblo. In April 2007, the BCI members subsequently sold Pueblo to Regency Energy Partners LP (“Regency”) for $54.5 million, $34.5 million in cash and $20 million in units of Regency.